EXHIBIT 16

Dominic K. F. Chan and Co.

Certified Public Accountant

Rooms 2105-06, 21/F Office Tower

Langham Place

8 Argyle Street

Mongkok, Hong Kong

Tel: 852-2780 0607

Fax: 852-2780 0013

April 14, 2014

U.S. Securities and Exchange Commission

450 Fifth Street NW

Washington, D.C. 20549

Re:

Domain Extremes Inc.

SEC File No. 000-53749

On November 30, 2013 my appointment as auditor for Domain Extremes Inc. ceased. I have read Domain Extremes Inc.'s statements included under Item 4.01 of its Form 8-K/A dated April 14, 2014 and agree with such statements, insofar as they apply to me.

Very truly yours,

Dominic K. F. Chan and Co.

Certified Public Accountant